Exhibit 10.15

[date]


<<Fname>> <<Mname>> <<Lname>>
<<CompanyName>>
<<Street>>
<<POBox>>
<<CityStateZip>>


                       Re: Grant of Restricted Stock Award
                           -------------------------------

Dear Mr. <<Lname>>:

          Conseco, Inc., a Delaware corporation (the "Company"), is pleased to advise you that pursuant to the Company's 2003 Long-Term Equity Incentive Plan (the "Plan"), the Company has granted you an award of
<<totalshares>> restricted shares of Common Stock (the "Restricted Shares"), effective as of <<DateGrant>> (the "Date of Grant"), subject to the terms and conditions of the Plan and the terms and conditions set forth herein. Any capitalized terms used herein and not defined herein have the meaning set forth in the Plan.

          1. Issuance of Restricted Shares. The Restricted Shares shall be issued to you as of the Date of Grant, and, upon your payment to the Company of the aggregate par value thereof or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended (unless such Restricted Shares are treasury shares), the Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates issued in your name and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

          2. Restrictions on Transfer. You may not sell, assign, transfer, convey, pledge, exchange or otherwise encumber or dispose the Restricted Shares, except to the Company, until they have become nonforfeitable as provided in paragraph 3 hereof and in accordance with Section 7 of the Plan. Any purported encumbrance or disposition in violation of the provisions of this paragraph 2 shall be void ab initio, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.

          3. Lapse of Restrictions on Restricted Shares.

          (a) Except as provided in paragraph 3(b) below, the restrictions on the Restricted Shares shall lapse and the Restricted Shares shall become nonforfeitable if you remain a director, officer or employee (or an approved service provider) of the Company or a Subsidiary through the lapse dates set forth below with respect to the number of Restricted Shares set forth next to such dates:

                                          Number (and Percentage) of Restricted
                                           Shares that become non-restricted
Lapse Date                                         on such Lapse Date
----------                                         ------------------
<<LapseDate1>>
<<LapseDate2>>

          (b) Except as expressly set forth in any written employment agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this letter agreement), in the event of a Change in Control, any restrictions on the Restricted Shares shall lapse and the Restricted Shares shall become nonforfeitable.

          4. Forfeiture of Restricted Shares. Except as expressly set forth in any written employment agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this letter agreement), if you cease to be (or do not become) a director, officer or employee of the Company or a Subsidiary (or cease (or do not begin) to otherwise perform services for the Company or a Subsidiary) for any reason, except as and to the extent the restrictions on the Restricted Shares have lapsed (i.e., become nonforfeitable pursuant to paragraph 3 hereof), you shall forfeit the portion of the Restricted Shares with respect to which the restrictions have not lapsed and the certificate(s) representing the Restricted Shares so forfeited shall be canceled.

          5. Dividend, Voting and Other Rights. Except as otherwise provided in this letter agreement, from and after the Date of Grant, you shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Stock or other securities that you may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this letter agreement.

          6. Retention of Stock Certificate(s) by the Company. The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power that you have endorsed in blank with respect thereto, until such shares have become nonforfeitable in accordance with paragraph 3 and in accordance with Section 7 of the Plan.

          7. Certain Definitions. For the purposes of this letter agreement, the following terms have the meanings set forth below:

             "Board" means the Board of Directors of the Company.

             "Change in Control" means the occurrence of any of the following events:

                    (i) the acquisition (other than an acquisition in connection with a "Non-Control Transaction" (as defined below)) by any "person" (as such term is used in Sections

13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or its Ultimate Parent representing 51% or more of the combined voting power of the then outstanding securities of the Company or its Ultimate Parent entitled to vote generally with respect to the election of the board of directors of the Company or its Ultimate Parent; or

                    (ii) as a result of or in connection with a tender or exchange offer or contest for election of directors, individual board members of the Company (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may
be) cease to constitute at least a majority of the board of directors of the Company; or

                    (iii) the consummation of a merger, consolidation or reorganization with or into the Company unless (x) the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction securities representing 51% or more of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent (a transaction to which clauses (x) and (y) apply, a "Non-Control Transaction").

             "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board.

             "Ultimate Parent" means the parent corporation (or if there is more than one parent corporation, the ultimate parent corporation) that, following a transaction, directly or indirectly beneficially owns a majority of the voting power of the outstanding securities entitled to vote with respect to the election of the board of directors of the Company (or its successor).

          8. Withholding Taxes. If the Company or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Restricted Shares or other securities pursuant to this letter agreement, and the amounts available to the Company or such Subsidiary for such withholding are insufficient, you shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof. If permitted at such time by the Company, you may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company or such Subsidiary a portion of the Restricted Shares that become nonforfeitable hereunder, and the Restricted Shares so surrendered by you shall be credited against any such withholding obligation at the Fair Market Value of such Restricted Shares on the date of such surrender.

          9. Rights of Participants. Nothing in this letter agreement shall interfere with or limit in any way the right of the Company to terminate your employment or other performance of services at any time, nor confer upon you any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company or a Subsidiary for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility. Nothing in this letter agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this letter agreement shall provide for any adjustment to the number of Restricted Shares upon the occurrence of subsequent events except as provided in paragraph 5 above or the Plan.

          10. Relation to Other Benefits. Any economic or other benefit to you under this letter agreement or the Plan shall not be taken into account in determining any benefits to which you may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

          11. Amendments to Plan. Any amendment to the Plan shall be deemed to be an amendment to this letter agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the your rights under this letter agreement without your consent.

          12. Severability. Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this letter agreement.

          13. Conformity with Plan. This letter agreement and the Restricted Shares granted pursuant hereto are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this letter agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this letter agreement, you acknowledge your receipt of this letter agreement and the Plan and agree to be bound by all of the terms of this letter agreement and the Plan.

          14. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this letter agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

          15. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this letter agreement shall be in writing and shall be deemed to have been given when (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent by facsimile or (iv) sent by reputable overnight courier, to the recipient. Such notices, demands and other communications shall be sent to you at the address specified in this letter agreement and to the Company at 11825 N.

Pennsylvania Street, P.O. Box 1911 (46082), Carmel, Indiana 46032, Attn: Karl Kindig, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          16. Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS LETTER AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

          17. Descriptive Headings. The descriptive headings of this letter agreement are inserted for convenience only and do not constitute a part of this letter agreement.

          18. Counterparts. This letter agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same letter agreement.

          19. Entire Agreement. This letter agreement, any written employment agreement between you and the Company or a Subsidiary to the extent contemplated by paragraphs 3(b) or 4 hereof, and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Restricted Shares.

                                    * * * * *

               Signature Page to Restricted Stock Award Agreement


          Please execute the extra copy of this letter agreement in the space below to confirm your understanding and acceptance of the agreements contained in this letter agreement.

                                       Very truly yours,


                                       CONSECO, INC.


                                       By:
                                          ------------------------------

                                       Name:
                                            ----------------------------

                                       Title:
                                             ---------------------------


Enclosures: Extra copy of this letter agreement
            Copy of the Plan


          The undersigned hereby acknowledges having read this letter agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.



                                       GRANTEE

                                       ---------------------------------
                                       <<Fname>> <<Mname>> <<Lname>>



Dated as of:










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